Exhibit 23.1







                         INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in this Registration Statement of The Quizno's Corporation and Subsidiaries on Form S-8 of our report dated February 28, 1997 appearing in the annual report on Form 10-KSB of The Quizno's Corporation and Subsidiaries for the year ended December 31, 1996.




                                        /s/Ehrhardt Keefe Steiner & Hottman PC
                                           Ehrhardt Keefe Steiner & Hottman PC

February  2,  1998
Denver,  Colorado